FOR IMMEDIATE RELEASE

Contact: Harry L. Zimmerman

Executive Vice-President – General Counsel

(512) 832-9500

Encore Medical Corporation Announces Cash Tender Offer and Related Consent
Solicitation for 9.75% Senior Subordinated Notes due 2012 of Encore Medical IHC, Inc.

Austin, Texas – October 13, 2006 – Encore Medical Corporation (NASDAQ: ENMC) (“Encore”) announced today that it had commenced a cash tender offer to purchase any and all of the outstanding 9.75% Senior Subordinated Notes due 2012 (the “Notes”) (CUSIP No. 29256GABO), of Encore Medical IHC, Inc., and a related consent solicitation to amend the indenture pursuant to which the Notes were issued. The tender offer and consent solicitation are being made in connection with Encore’s previously announced agreement to merge with an affiliate of The Blackstone Group (the “Merger”). The tender offer and consent solicitation are made upon the terms and conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 13, 2006 (the “Offer to Purchase”) and the related Consent and Letter of Transmittal.

The consent solicitation will expire at 5:00 p.m., New York City time, on Thursday, October 26, 2006, unless extended or amended by Encore (the “Consent Expiration Date”). Tendered Notes may not be withdrawn and consents may not be revoked after the Consent Expiration Date. The tender offer will expire at midnight, New York City time, on Thursday, November 9, 2006, unless extended or earlier terminated by Encore.

The total consideration to be paid for each Note validly tendered and not withdrawn on or prior to the Consent Expiration Date, subject to the terms and conditions of the tender offer and consent solicitation, will be paid in cash and calculated based in part on the yield of the 4-5/8% U.S. Treasury due September 30, 2008 (the “Reference Security”). The total consideration per $1,000 principal amount of Notes will be calculated as set forth in the Offer to Purchase and will equal (i) the sum of (a) the present value, determined in accordance with standard market practice, on the scheduled initial payment date of $1,048.75 (the earliest redemption price) on October 1, 2008, plus (b) the present value of the interest that would accrue from the most recent interest payment date to, but not including, October 1, 2008, in each case determined on the basis of the yield to maturity on the Price Determination Date (as defined below) of the Reference Security plus a fixed spread of 50 basis points, minus the accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, the scheduled initial payment date. The total consideration will be calculated by Banc of America Securities LLC, as Dealer Manager, in accordance with standard market practice, based on the bid price for such Reference Security as of the Price Determination Date, as displayed on “Page PX4” of the Bloomberg Government Pricing Monitor or any recognized quotation source selected by Banc of America Securities LLC in its sole discretion if the Bloomberg Government Pricing Monitor is not available or manifestly erroneous. The total consideration includes a consent payment of $30.00 per $1,000 principal amount of the Notes, which will be payable only in respect of the Notes purchased that are tendered on or prior to the Consent Expiration Date. Holders who tender their Notes after the Consent Expiration Date will not be entitled to receive the consent payment. Holders whose Notes are accepted for payment will also be paid accrued and unpaid interest up to, but not including the applicable payment date for Notes purchased in the tender offer. The Company expects that the Price Determination Date will be 11:00 a.m., New York City time, on October 27, 2006, unless extended by the Company in its sole discretion.

In connection with the tender offer, the Company is soliciting consents to proposed amendments to the indenture governing the Notes, which will eliminate substantially all restrictive covenants (except certain covenants relating to asset sale and change of control offers) and certain events of default, amend certain provisions of covenants relating to the merger and consolidation of Encore, the issuer of the Notes and the subsidiary guarantors and make changes to certain terms of the defeasance and satisfaction and discharge provisions (and make related changes in the Notes and delete the form of supplemental indenture for subsequent guarantors). Holders may not tender their Notes without also delivering consents or deliver consents without also tendering their Notes.

For Notes that have been validly tendered and not withdrawn prior to the Consent Expiration Date and that are accepted for payment, settlement will occur on the initial payment date which will be the first business day following the Price Determination Date on which all conditions to the tender offer have been satisfied or waived, namely November 3, 2006 if the Merger is completed on such date. For the purposes of this Statement, the scheduled initial payment date is November 3, 2006. For Notes that have been validly tendered after the Consent Expiration Date and that are accepted for payment, settlement will occur on the final payment date, which will be promptly after the tender offer expiration date, namely November 13, 2006 if the tender offer expiration date is not extended.

The tender offer and consent solicitation are subject to the satisfaction of certain conditions, including receipt of consents sufficient to approve the proposed amendments and the Merger having occurred or occurring substantially concurrent with the initial payment date. The purpose of the tender offer is to acquire all outstanding Notes. The purpose of the consent solicitation is to amend the Notes indenture and the Notes as described in the Offer to Purchase.

Encore has retained Banc of America Securities LLC to act as the Dealer Manager for the tender offer and Solicitation Agent for the consent solicitation. Persons with questions regarding the tender offer and the consent solicitation should contact Banc of America Securities LLC at (888) 292-0070 (toll-free) or (704) 388-9217. Requests for documentation may be directed to D.F. King & Co., Inc., the Information Agent, which can be contacted at (212) 269-5550 (for banks and brokers only) or (800) 769-7666 (for all others toll free).

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to buy the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase that Encore is distributing to holders of Notes. The tender offer and consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offer or consent solicitation are required to be made by a licensed broker or dealer, they shall be deemed to be made by Banc of America Securities LLC on behalf of Encore.

Encore Medical Corporation is a diversified orthopedic device company with leading positions in many of the markets in which we compete. We develop, manufacture and distribute a comprehensive range of high-quality orthopedic devices used for rehabilitation, pain management and physical therapy. We also develop, manufacture and distribute a comprehensive suite of surgical reconstructive implant products. We believe that we are one of a few orthopedic device companies that offer healthcare professionals and patients a diverse range of orthopedic rehabilitation and surgical reconstructive implant products addressing the complete spectrum of pre-operative, post-operative, clinical and home rehabilitation care.

Important Information

In connection with the proposed merger among Grand Slam Holdings, LLC, Grand Slam Acquisition Corp., which are affiliates of Blackstone Capital Partners V L.P., and Encore, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2006, Encore filed its definitive proxy statement with the Securities and Exchange Commission on October 3, 2006. THIS DOCUMENT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION, AND ENCORE URGES YOU TO READ THESE DOCUMENTS. In addition to receiving the proxy statement from Encore by mail, stockholders may obtain the proxy statement, as well as other filings containing information about Encore, without charge, from the Securities and Exchange Commission’s website (http://www.sec.gov). This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell shares of Encore.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as quarterly fluctuations in operating results, the timely availability of new products, the impacts of competitive products and pricing, the ability to grow the distribution networks for Encore’s products, the ability to continue to obtain long-term financing, and the ability to locate and integrate past and future acquisitions. Risks and uncertainties related to Encore’s acquisition by Blackstone Capital Partners include Encore not being able to complete the proposed transaction, conditions in the financing commitments that could impact the ability to obtain long-term financing, failure to obtain acceptances to its proposed debt tender offer, and stockholder or other regulatory approvals or to satisfy other closing conditions, the possibility of the occurrence of an event that could constitute a Company Material Adverse Effect as defined in the merger agreement. Additionally, the Company is subject to other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Encore and certain of its affiliates may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. A description of the interests of certain of Encore’s directors and executive officers in Encore is set forth in Encore’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their interests in the proposed transaction, as well as the interests of Encore’s executive officers and directors, are set forth in Encore’s proxy statement for its 2006 annual meeting filed with the SEC on April 12, 2006, and in the definitive proxy statement filed with the SEC on October 3, 2006.

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